February 23, 2000







Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

                       Re:  Evans Systems, Inc. (the "Company")

Ladies and Gentlemen:

         Pursuant to Item 304(a)(3) of the Regulation S-K, we have been provided by the Company with a copy of its disclosures contained in the attached Form 8-K regarding the termination of our relationship as independent accountants to the Company. We have reviewed the attached Form 8-K and agree with the statements made therein.


                                   Very truly yours,


                                   /s/ PricewaterhouseCoopers LLP
                                   --------------------------------------------
                                   PricewaterhouseCoopers LLP